EXHIBIT 99.1
                                                                    ------------

                                    For:           Duane Reade Inc.
                                    Approved By:   John Henry
                                                   (212) 273-5746
                                                   SVP - Chief Financial Officer

                                    Contact:       Cara O'Brien
                                                   Press: Melissa Merrill
                                                   (212) 850-5600
                                                   Financial Dynamics

FOR IMMEDIATE RELEASE

               DUANE READE HOLDINGS, INC. PRICES PRIVATE PLACEMENT
                 OF $50.0 MILLION AGGREGATE PRINCIPAL AMOUNT OF
                   SENIOR SECURED FLOATING RATE NOTES DUE 2010

         New York, New York, August 4, 2005 -- Duane Reade Holdings, Inc. (the "Company") today announced that it had priced a private placement of $50.0 million of Senior Secured Floating Rate Notes due 2010 (the "New Senior Secured Notes") issued by Duane Reade Inc. and Duane Reade, which are its wholly owned subsidiaries. The Company expects to close the private placement on August 9, 2005.

         The Company expects to use the net proceeds from the sale of the New Senior Secured Notes to repay a portion of its outstanding borrowings under its amended asset-based revolving loan facility. Concurrent with the closing of this private placement, the Company's $250 million amended asset-based revolving loan facility will be reduced to $225 million. On an as-adjusted basis, after giving effect to the offering of the New Senior Secured Notes, the Company would have had $83 million of availability on June 25, 2005 under its amended asset-based revolving loan facility.

         The New Senior Secured Notes will be issued under the indenture governing the Company's existing Senior Secured Floating Rate Notes due 2010 (the "Existing Senior Secured Notes") and will be treated as a single class with the Existing Senior Secured Notes under that indenture. However, the New Senior Secured Notes will have a separate CUSIP number from that of the Existing Senior Secured Notes and will not be fungible with the Existing Senior Secured Notes. The New Senior Secured Notes will bear cash interest at a floating rate of LIBOR (as defined) plus 4.50% and will have substantially the same terms as those of the Existing Senior Secured Notes except that:

         o the New Senior Secured Notes will be issued at an offering price of 95.5% plus accrued interest;

         o the issuance of the New Senior Secured Notes will not be registered under the Securities Act of 1933 but will be subject to a registration rights agreement; and

         o the first payment of cash interest following the issue date of the New Senior Secured Notes will be September 15, 2005.

         The securities offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

         Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photofinishing. As of June 25, 2005, the Company operated 250 stores.

         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN ADDITION, THIS DOCUMENT MAY CONTAIN STATEMENTS, ESTIMATES OR PROJECTIONS THAT CONSTITUTE "FORWARD-LOOKING" STATEMENTS AS DEFINED UNDER U.S. FEDERAL SECURITIES LAWS. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED OR EXPECTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHER THINGS, THE COMPETITIVE ENVIRONMENT IN THE DRUG STORE INDUSTRY IN GENERAL AND IN THE NEW YORK METROPOLITAN AREA, THE ABILITY TO OPEN AND OPERATE NEW STORES, THE CONTINUED EFFORTS BY PAYERS AND GOVERNMENT AGENCIES TO REDUCE PRESCRIPTION REIMBURSEMENT RATES AND PRESCRIPTION DRUG BENEFITS, THE STRENGTH OF THE ECONOMY IN GENERAL, THE ECONOMIC CONDITIONS IN THE NEW YORK GREATER METROPOLITAN AREA, CHANGES IN FEDERAL AND STATE LAWS AND REGULATIONS, INCLUDING THE POTENTIAL IMPACT OF CHANGES IN REGULATIONS SURROUNDING THE IMPORTATION OF PHARMACEUTICALS FROM FOREIGN COUNTRIES AND CHANGES IN LAWS GOVERNING MINIMUM WAGE REQUIREMENTS, THE CONTINUING IMPACT OF THE RESTRICTIONS ON SMOKING IN PUBLIC PLACES IN THE COMPANY'S MARKETS, CHANGES IN THE COMPANY'S OPERATING STRATEGY, CAPITAL EXPENDITURE PLANS OR DEVELOPMENT PLANS, THE COMPANY'S ABILITY TO ATTRACT, HIRE AND RETAIN QUALIFIED PHARMACY AND OTHER PERSONNEL, THE COMPANY'S SIGNIFICANT INDEBTEDNESS, LABOR DISTURBANCES, THE CONTINUED IMPACT OF, OR NEW OCCURRENCES OF, TERRORIST ATTACKS IN THE NEW YORK GREATER METROPOLITAN AREA AND ANY ACTIONS THAT MAY BE TAKEN IN RESPONSE, THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT AND MANAGE NEW COMPUTER SYSTEMS AND TECHNOLOGIES, DEMOGRAPHIC CHANGES, THE COMPANY'S ABILITY TO LIMIT FRAUD AND SHRINK, AND RECALLS OF PHARMACEUTICAL PRODUCTS DUE TO HEALTH CONCERNS OR OTHER REASONS. THOSE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN DUANE READE'S REPORTS FILED WITH THE SEC FROM TIME TO TIME, INCLUDING ITS ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY FEDERAL SECURITIES LAWS, WE DO NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.